Exhibit 10(n)

                 EMPLOYMENT AGREEMENT

                    THIS AGREEMENT is made and entered into
          this 1st day of June, 1995, by and between Circus Circus Enterprises, Inc., a Nevada corporation (the "Company") and Kurt D. Sullivan ("Executive").


                 W I T N E S S E T H:

                    WHEREAS, Executive and the Company deem it to be in their respective best interests to enter into an agreement providing for the Company's employment of Executive pursuant to the terms herein stated;

                    NOW, THEREFORE, in consideration of the
          premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:

                    1. Effective Date. This Agreement shall be effective as of the 1st day of June, 1995, which date shall be re-ferred to herein as the "Effective Date".

                    2.  Position and Duties.

                         (a)  The Company hereby employs Execu-
          tive as its Senior Vice President-Operations commencing as of the Effective Date for the "Term of Employment" (as herein de-fined below). In this capacity, Executive shall devote his best efforts and his full business time and attention to the performance of the services customarily incident to such offices and position and to such other services of a senior executive nature as may be reasonably requested by the Board of Directors (the "Board") of the Company which may include services for one or more subsidiaries or affiliates of the Company.
          Executive shall in his capacity as an employee and officer of the Company be responsible to and obey the reasonable and lawful directives of the Board and of any officers ("Supervising Officers") to whom he shall report.

                         (b)  Executive shall devote his full time
          and attention to such duties, except for sick leave, reasonable vacations, and excused leaves of absence as more particularly provided herein. Executive shall use his best efforts during the Term of Employment to protect, encourage, and promote the interests of the Company.





          3.  Compensation.

                         (a)  Base Salary.  The Company shall pay
          to Executive during the Term of Employment a minimum salary at the rate of four hundred thousand dollars ($400,000) per calendar year and agrees that such salary shall be reviewed at least annually. Such salary shall be payable in accordance with the Company's normal payroll procedures. (Executive's annual salary, as set forth above or as it may be increased from time to time as set forth herein, shall be referred to hereinafter as "Base Salary.") At no time during the Term of Employment shall Executive's Base Salary be decreased from the amount of Base
          Salary then in effect.

                         (b)  Performance Bonus.  In addition to
          the compensation otherwise payable to Executive pursuant to this Agreement, Executive shall be eligible to receive an annual bonus ("Bonus") pursuant to a performance bonus plan (the
          "Bonus Plan") which shall be established by the Company for its senior executive officers and which shall provide for bonus compensation to be payable based upon the financial and other performance of the Company and its senior executives. It is intended that the Bonus Plan shall conform to the requirements applicable to "qualified performance based compensation" under
          Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). During the Term of Employment,
          Executive's targeted annual bonus under the Bonus Plan shall not be less than 100% of Executive's then current Base Salary.
          A minimum of 50% of Executive's targeted annual bonus under the Bonus Plan shall be guaranteed for the first year of the Term of Employment.

                    4.  Benefits.  During the Term of Employment:

                         (a)  Executive shall be eligible to partic-
          ipate in any life, health and long-term disability insurance programs, pension and retirement programs, stock option and other incentive compensation programs, and other fringe benefit programs made available to senior executive employees of the Company from time to time, and Executive shall be entitled to receive such other fringe benefits as may be granted to him from time to time by the Company's Board of Directors.

                         (b)  Executive shall be allowed vacations
          and leaves of absence with pay on the same basis as other senior executive employees of the Company.

                         (c)  The Company shall reimburse
          Executive for reasonable business expenses incurred in performing Executive's duties and promoting the business of the Company, including, but not limited to, reasonable entertain-ment expenses, travel and lodging expenses, following presenta-tion of documentation in accordance with the Company's busi-ness expense reimbursement policies.

                         (d)  Executive shall be added as an addi-
          tional named insured under all liability insurance policies now in force or hereafter obtained covering any officer or director of the Company in his or her capacity as an officer or director. Company shall indemnify Executive in his capacity as an officer or director and hold him harmless from any cost, expense or liability arising out of or relating to any acts or decisions made by him on behalf of or in the course of performing services for the Company (to the maximum extent provided by the Company's Bylaws and applicable law).

                    5. Term; Termination of Employment. As used herein, the phrase "Term of Employment" shall mean the period commencing on the Effective Date and ending three (3) years from the Effective Date, provided that as of the expiration date of each of (i) the initial three (3) year Term of Employment and
          (ii) if applicable, any Renewal Period (as defined below), the Term of Employment shall automatically be extended for a one
          (1) year period (each a "Renewal Period") unless either the Company or Executive provides six (6) months' notice to the contrary. Notwithstanding the foregoing, the Term of Employment shall expire on the first to occur of the following:

                         (a)  Termination by the Company Without
          Cause or By Executive With Good Reason. Notwithstanding anything to the contrary in this Agreement, whether express or implied, the Company may, at any time, terminate Executive's employment for any reason other than Cause (as defined below) by giving Executive at least 60 days' prior written notice of the effective date of termination. In the event Executive's employment hereunder is terminated by the Company other than for Cause or by Executive for Good Reason (as defined below), Executive shall be entitled to receive (x) his Base Salary as he would have received such amounts during the period commenc-ing on the effective date of such termination and ending on the later of (i) the expiration of the Term of Employment or (ii) the date that is twelve (12) months following the effective date of such termination (the "Salary Continuation Period"), as if Executive were still employed hereunder during the Salary Continuation Period; (y) if it has not previously been paid to Executive, any Bonus to which Executive had become entitled under the Bonus Plan prior to the effective date of such termination; and (z) annual Bonuses during the Salary Continuation Period in an amount equal to the product of Executive's Base Salary on the effective date of such termination and the minimum targeted bonus percentage specified in Section 3(b), payable in the ordinary course and prorated, as applicable, for any partial fiscal year of the Bonus Plan ending on the final day of the Salary Continuation Period. In addition, all of Executive's stock options with respect to the Company's stock shall become immediately and fully exercisable. During the Salary Continuation Period, Executive and his spouse and dependents shall be entitled to continue to be covered by all group medical, health and accident insurance or other such health care arrangements in which Executive was a participant as of the date of such termination, at the same coverage level and on the same terms and conditions which applied immediately prior to the date of Executive's termination of employment, until Executive obtains alternative comparable coverage under another group plan, which coverage does not contain any pre-existing condition exclusions or limitations; provided, however, that if, as the result of the termination of Executive's employment, Executive and/or his otherwise eligible dependents or beneficiaries shall become ineligible for benefits under any one or more of the Company's benefit plans, the Company shall continue to provide Executive and his eligible dependents or beneficiaries, through other means, with benefits at a level at least equivalent to the level of benefits for which Executive and his dependents and beneficiaries were eligible under such plans immediately prior to the date of Executive's termination of employment. At the termination of the benefits coverage under the preceding sentence, Executive and his spouse and dependents shall be entitled to continuation coverage pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended, Sections 601-608 of the Employee
          Retirement Income Security Act of 1974, as amended, and under any other applicable law, to the extent required by such laws, as if Executive had terminated employment with the Company on the date such benefits coverage terminates.

               For purposes of this Agreement, "Good Reason" shall mean, without the express written consent of Executive, the occurrence of any of the following events unless such events are fully corrected within 30 days following written notification by Executive to the Company that he intends to terminate his employment hereunder for one of the reasons set forth below:

                         i)   a material breach by the Company
                                        of any material provision of this
                                        Agreement;

                         ii)  the Company's requiring Executive
                                        to be based anywhere other than the
                                        metropolitan area where he
                                        currently works and resides for a
                                        period in excess of eighteen (18)
                                        months;

                         iii) the occurrence of a "Change in
                                        Control" as defined below; or

                         iv)  the Company's notifying Executive
                                        that it does not consent to any
                                        automatic one-year extension of the
                                        Term of Employment.


               For purposes of this Agreement a "Change in Control" shall mean an event as a result of which: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company; (ii) the Company consolidates with, or merges with or into another corporation or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any corporation consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding voting stock of the Company is changed into or exchanged for (x) voting stock of the surviving or transferee corporation or (y) cash, securities (whether or not including voting stock) or other property, and (B) the holders of the voting stock of the Company immediately prior to such transaction own, directly or indirectly, not less than 50% of the voting power of the voting stock of the surviving corporation immediately after such transaction; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of the Company (together with any new directors whose election by such Board or whose nomi-nation for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of the Company then in office; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation, provided however that a Change in Control shall not include any going private or leveraged buy-out transaction which is sponsored by Executive or in which Executive acquires an equity interest materially in excess of his equity interest in the Company immediately prior to such transaction (each of the events de-scribed in (i), (ii), (iii) or (iv) above, as provided otherwise by the preceding clause being referred to herein as a "Change in Control").

                         (b)  Termination for Cause.  The
          Company shall have the right to terminate Executive's employment at any time for Cause by giving Executive written notice of the effective date of termination (which effective date may, except as otherwise provided below, be the date of such notice). If the Company terminates Executive's employment for Cause, Executive shall be paid his unpaid Base Salary through the date of termination and the amount of any unpaid Bonus to which Executive had become entitled under the Bonus Plan prior to the effective date of such termination and the Company shall have no further obligation hereunder from and after the effective date of termination and the Company shall have all other rights and remedies available under this or any other agreement and at law or in equity.

               For purposes of this Agreement only, Cause shall mean:

                         i)   fraud, misappropriation, embezzle-
                                        ment, or other act of material mis-
                                        conduct against the Company or
                                        any of its affiliates;

                         ii)  substantial and willful failure to
                                        perform specific and lawful direc-
                                        tives of the Board or any Supervis-
                                        ing Officer, as reasonably deter-
                                        mined by the Board;

                         iii) willful and knowing violation of
                                        any rules or regulations of any
                                        governmental or regulatory body,
                                        which is materially injurious to the
                                        financial condition of the Company;

                         iv)  conviction of or plea of guilty or
                                        nolo contendere to a felony; or

                         v)   Executive's loss of any personal
                                        gaming or related regulatory
                                        approval or license required to
                                        perform his duties under this
                                        Agreement;

          provided, however, that with regard to subparagraph ii) above, Executive may not be terminated for Cause unless and until the Board has given him reasonable written notice of its intended actions and specifically describing the alleged events, activities or omissions giving rise thereto and with respect to those events, activities or omissions for which a cure is possible, a reasonable opportunity to cure such breach; and provided, further, that for purposes of determining whether any such Cause is present, no act or failure to act by Executive shall be considered "willful" if done or omitted to be done by Executive in good faith and in the reasonable belief that such act or omission was in the best interest of the Company and/or required by applicable law.

                         (c)  Termination on Account of Death.  In
          the event of Executive's death while in the employ of the Company, his employment hereunder shall terminate on the date of his death and Executive shall be paid his unpaid Base Salary through the date of termination and the amount of any unpaid
          Bonus to which Executive had become entitled under the Bonus
          Plan prior to the effective date of such termination. In addition, any other benefits payable on behalf of Executive shall be deter-mined under the Company's insurance and other compensation and benefit plans and programs then in effect in accordance with the terms of such programs.

                         (d)  Voluntary Termination by Executive.
          In the event that Executive's employment with the Company is voluntarily terminated by Executive other than for Good Reason, Executive shall be paid his unpaid Base Salary through the date of termination and the amount of any unpaid Bonus to which Executive had become entitled under the Bonus Plan prior to the effective date of such termination, and the Company shall have no further obligation hereunder from and after the effective date of termination and the Company shall have all other rights and remedies available under this Agreement or any other agreement and at law or in equity. Executive shall give the Company at least 30 days' advance written notice of his intention to terminate his employment hereunder.

                         (e)  Termination on Account of Disability.
          To the extent not prohibited by The Americans With Disabilities Act of 1990 or Chapter 613 of the Nevada Revised Statutes, if, as a result of Executive's incapacity due to physical or mental illness (as determined in good faith by a physician acceptable to the Company and Executive), Executive shall have been absent from the full-time performance of his duties with the Company for 120 consecutive days during any twelve (12) month period or if a physician acceptable to the Company advises the Company that it is likely that Executive will be unable to return to the full-time performance of his duties for 120 consecutive days during the succeeding twelve (12) month period, his em-ployment may be terminated for "Disability." During any period that Executive fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, he shall continue to receive his Base Salary, Bonus and other benefits provided hereunder, together with all compen-sation payable to him under the Company's disability plan or program or other similar plan during such period, until Executive's employment hereunder is terminated pursuant to this
          Section 5(e). Thereafter, Executive's benefits shall be deter-mined under the Company's retirement, insurance, and other compensation and benefit plans and programs then in effect, in accordance with the terms of such programs.

                    6. Confidential Information, Non-Solicitation and Non-Competition.

                         (a)  During the Term of Employment
          and for three (3) years thereafter, Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company. "Confidential Information" shall mean information about the Company, its subsidiaries and affiliates, and their respective clients and customers that is not available to the general public and that was learned by Executive in the course of his em-ployment by the Company, including (without limitation) any proprietary knowledge, tcomplete statement of all the arrangements between the parties with respect to Executive's employment by the Company, this Agree-ment supersedes all prior and existing negotiations and agreements between the parties concerning Executive's employ-ment, and this Agreement can only be changed or modified pursuant to a written instrument duly executed by each of the parties hereto.

                         (c)  If any provision of this Agreement or
          any portion thereof is declared invalid, illegal, or incapable of being enforced by any court of competent jurisdiction, the remainder of such provisions and all of the remaining provisions of this Agreement shall continue in full force and effect.

                         (d)  This Agreement shall be governed by
          and construed in accordance with the internal laws of the State of Nevada, except to the extent governed by federal law.

                         (e)  The Company may assign this Agree-
          ment to any direct or indirect subsidiary or parent of the Company or joint venture in which the Company has an interest, or any successor (whether by merger, consolidation, purchase or otherwise) to all or substantially all of the stock, assets or business of the Company and this Agreement shall be binding upon and inure to the benefit of such successors and assigns. Except as expressly provided herein, Executive may not sell, transfer, assign, or pledge any of his rights or interests pursuant to this Agreement.

                         (f)  Any rights of Executive hereunder
          shall be in addition to any rights Executive may otherwise have under benefit plans, agreements, or arrangements of the Compa-ny to which he is a party or in which he is a participant, including, but not limited to, any Company-sponsored employee benefit plans. Provisions of this Agreement shall not in any way abrogate Executive's rights under such other plans, agreements, or arrangements.

                         (g)  For the purpose of this Agreement,
          notices and all other communications provided for in this Agree-ment shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the named Executive at the address set forth below under his signature; provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effec-tive only upon receipt.

                         (h)  Section headings in this Agreement
          are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                         (i) Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

                         (j)  This Agreement may be executed in
          several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                    11.  Resolution of Disputes.  Any dispute or
          controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Las Vegas, Nevada in accordance with the rules of the American Arbitration Association then in effect. The Company and Executive hereby agree that the arbitrator will not have the authority to award punitive damages, damages for emotional distress or any other damages that are not contractual in nature. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Section 6, and Executive consents that such re-straining order or injunction may be granted without the neces-sity of the Company's posting any bond except to the extent otherwise required by applicable law. The expense of such arbitration shall be borne by the Company.

                    12. Attorneys' Fees. Should either party hereto or their successors retain counsel for the purpose of enforcing, or preventing the breach of, any provision hereof, including, but not limited to, by instituting any action or proceeding in arbitration or a court to enforce any provision hereof or to enjoin a breach of any provision of this Agreement, or for a declaration of such party's rights or obligations under the Agreement, or for any other remedy, whether in arbitration or in a court of law, then the successful party shall be entitled to be reimbursed by the other party for all costs and expenses incurred thereby, including, but not limited to, reasonable fees and expenses of attorneys and expert witnesses, including costs of appeal. If such successful party shall recover judgment in any such action or proceeding, such costs, expenses and fees may be included in and as part of such judgment. The successful party shall be the party who is entitled to recover his costs of suit, whether or not the suit proceeds to final judgment. If no costs are awarded, the successful party shall be determined by the arbitrator or court, as the case may be.

          IN WITNESS WHEREOF, the parties hereto
          have executed this Agreement as of the day and year first above written.



     EXECUTIVE                     COMPANY

     KURT D. SULLIVAN                   CIRCUS CIRCUS
     ENTERPRISES, INC.



     By:   KURT D. SULLIVAN                     By:  CLYDE T.TURNER
     Title: Senior Vice President-Operations    Title: Chief Executive Officer

     Address:

     2880 Las Vegas Blvd. South

     Las Vegas, Nevada 89109